JOHNSON OUTDOORS INC.

Written Statement of the Vice President and Chief Financial Officer Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Vice President and Chief Financial Officer of Johnson Outdoors Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 28, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




  /s/ Paul A. Lehmann
  -----------------------------------------------------
  Paul A. Lehmann
  Vice President and Chief Financial Officer
  May 12, 2003



A signed original of this written statement required by 18 U.S.C. ss.1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.